Polymer Group, Inc. 9335 Harris Corners Parkway Suite 300 Charlotte, NC 28269 www.polymergroupinc.com 704-697-5100

Joel Hackney Joins PGI as Chief Executive Officer
Veronica Hagen to Retire

For Immediate Release

Tuesday, June 18, 2013

CHARLOTTE, N. C. – Polymer Group, Inc., (PGI) today announced that J. Joel Hackney, Jr. will join PGI as chief executive officer, and a member of the board of directors, effective June 19, 2013. Hackney will succeed Veronica “Ronee” Hagen, who will be retiring after assisting in the leadership transition. Hagen will continue to serve as a member of the board of directors.

Mike Zafirovski, chairman of PGI’s board of directors, said, “Joel is a talented, seasoned global business leader who is well prepared to boldly move the company to a new level. PGI has a solid strategic direction for continued global leadership, and I am confident Joel will be able to build on the company’s momentum.”

Zafirovski added, “Ronee’s retirement is a tribute to her contributions at PGI and the other companies she has served over her 31 distinguished years in business. I worked closely with Ronee and Blackstone on a succession plan that met her retirement objectives while providing PGI with the best possible next leader. PGI is a better company as a result of her leadership and we thank her for her stewardship and commitment to a smooth transition.”

Hackney, 44, has held varied global executive roles with General Electric, Nortel and Avaya. He was most recently senior vice president and general manager of Cloud Solutions for Avaya, a global IT and communications leader, where he led the company’s transformation into a leader in cloud-based solutions. Prior to leading Avaya’s fastest growing business unit, Hackney was senior vice president of Avaya worldwide sales, marketing and field operations.

Before Avaya, Hackney served as president of Nortel’s enterprise solutions unit and also its senior vice president of global operations and quality. Prior to this, Hackney was a member of the senior executive team within General Electric, where he had a 14-year career leading varied businesses and functions in the U.S. and Europe. He holds a B.S. degree in Business Administration from the University of North Carolina at Chapel Hill.

“I am excited to join PGI employees in our mission for a safer, cleaner, and healthier world. My expectation is to join a team focused on working smart, hard and together,” Hackney said. “On a personal level, my family and I look forward to moving to the Charlotte area and contributing to the community.”

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Hagen, 67, joined PGI in 2007 and has served as the company’s CEO since that time. “I believe it’s the right time now for me to hand off leadership of the company,” Hagen said. “But I remain invested in PGI and I am confident in a very bright future for the company.”

“Ronee’s leadership legacy has set the strategic direction for PGI that will enable the company to continue to grow and thrive as the leading provider of quality nonwovens to customers worldwide,” said Anjan Mukherjee, senior managing director in the private equity group at Blackstone and a member of PGI’s board of directors. “We are grateful for her dedicated service to the company, its employees, customers and shareholders.”

“We are pleased that Joel will join PGI as the company’s next CEO,” Mukherjee added. “It will be a smooth leadership transition utilizing Joel’s valuable experience in leading global businesses to higher levels of performance and success.”

PGI is a global, technology-driven developer, producer and marketer of engineered materials, and one of the world's leading producers of nonwovens. With the broadest range of process technologies in the nonwovens industry, PGI is a global supplier to leading consumer and industrial product manufacturers. The company operates 13 manufacturing and converting facilities in 9 countries throughout the world.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this press release are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that involve certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements speak only as of the date of this release. Important factors that could cause actual results to differ materially from those discussed in such forward-looking statements include: general economic factors including, but not limited to, changes in interest rates, foreign currency translation rates, consumer confidence, trends in disposable income, changes in consumer demand for goods produced, and cyclical or other downturns; cost and availability of raw materials, labor and natural and other resources and the inability to pass raw material cost increases along to customers; changes to selling prices to customers which are based, by contract, on an underlying raw material index; substantial debt levels and potential inability to maintain sufficient liquidity to finance our operations and make necessary capital expenditures; the ability to meet existing debt covenants or obtain necessary waivers; achievement of objectives for strategic acquisitions and dispositions; the ability to achieve successful or timely start-up of new or modified production lines; reliance on major customers and suppliers; domestic and foreign competition; information and technological advances; risks related to operations in foreign jurisdictions; and changes in environmental laws and regulations, including climate change-related legislation and regulation. Investors and other readers are directed to consider the risks and uncertainties discussed in documents filed by Polymer Group, Inc. with the Securities and Exchange Commission, including the company’s Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

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Media Contact:
Louise Dixon, Carolina PR/Marketing
ldixon@carolinapr.com
704-374-9300

Financial Inquiries:
Dennis Norman
Executive VP and Chief Financial Officer
NormanD@pginw.com
704-697-5186

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